EXHIBIT 23.1




                     CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-80230, Form S-3 No. 33-84536, Form S-3 No. 33-83362, Form
S-3 No. 33-84658, and Form S-3 No. 333-24637) of Camden Property Trust of our report dated March 21, 1997, with respect to the consolidated and combined financial statements and financial statement schedule of Paragon Group, Inc. for the years ended December 31, 1996, 1995, and 1994 as restated, included in the Annual Report (Form 10-K) for 1996 filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP

                                        /S/ Ernst & Young LLP


Dallas, Texas
June 13, 1997